UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)

4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 21, 2014, Ellie Mae, Inc. (“Ellie Mae” or the “Company”) held its 2014 Annual Meeting of Stockholders, at which Ellie Mae stockholders voted to direct the Company’s Board of Directors (the “Board”) to amend the Company’s then-existing Amended and Restated Certificate of Incorporation (the “Existing Charter”) and Amended and Restated Bylaws (the “Existing Bylaws”) to replace each supermajority voting requirement therein with a “majority of outstanding shares” voting requirement (the “Vote Threshold Change”). The Vote Threshold Change is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2014.
On July 11, 2014, the Board approved, subject to approval by the Company’s stockholders, an amended and restated version of the Existing Charter (the “Restated Charter”) giving effect to the Vote Threshold Change. The Company intends to submit the Restated Charter for approval by the Company’s stockholders at its 2015 Annual Meeting of Stockholders. On July 11, 2014 the Board also adopted and approved an amended and restated version of the Existing Bylaws (the “Restated Bylaws”), effective immediately, giving effect to the Vote Threshold Change.
The summary of the Restated Bylaws set forth above is qualified in its entirety by the full text of the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014	Ellie Mae, Inc.

By: /s/ Edgar A. Luce
Edgar A. Luce
Executive Vice President, Finance and Administration and Chief Financial Officer

Index to Exhibits

Exhibit No.        Description

3.1	Amended and Restated Bylaws of Ellie Mae, Inc.